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                                                                    EXHIBIT 5.1
                                 March 4, 1997

Extended Stay America, Inc.
450 E. Las Olas Boulevard
Ft. Lauderdale, Florida 33301

Ladies and Gentlemen:

                      REGISTRATION STATEMENT ON FORM S-4

  We have represented Extended Stay America, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, for the purpose of registering shares of common stock, par value $.01 per share, of the Company (the "Common Stock") which the Company proposes to issue in connection with the proposed merger of Studio Plus Hotels, Inc., a Virginia corporation, with and into a wholly-owned subsidiary of the Company.

  In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Registration Statement and pertinent resolutions of the board of directors of the Company.

  Based upon such examination, it is our opinion that the shares of Common Stock registered under the Registration Statement are legally authorized and, when issued pursuant to the terms of the Agreement and Plan of Merger described in the Registration Statement, will be validly issued, fully paid and non-assessable.

  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to us in the Joint Proxy
Statement/Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Bell, Boyd & Lloyd

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